Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-284158, 333-280319, 333-269235, 333-287805 and 333-292838 ) on Form F-3, in the registration statements (Nos. 333-280320, 333-269230 and 333-286466) on Form S-8, and in the post-effective amendment no. 2 of registration statement (No. 333-259757) on Form F-3 of our report dated March 27, 2026, with respect to the consolidated financial statements of Arbe Robotics Ltd.

/s/ Somekh Chaikin
Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 27, 2026